Exhibit 99.1

CONSENT

OF

CREDIT SUISSE SECURITIES (USA) LLC

September 1, 2020

Board of Directors

Sunrun Inc.

225 Bush Street, Suite 1400

San Francisco, California 94104

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated July 6, 2020, to the Board of Directors of Sunrun Inc. (the “Company”) as Annex B to the joint proxy statement/prospectus, which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of the Company, relating to the proposed merger involving the Company and Vivint Solar, Inc., and reference to such opinion letter under the headings “Summary – Opinion of Sunrun’s Financial Advisor”, “The Merger – Background of the Merger”, “The Merger – Reasons for the Merger”, “The Merger – Opinion of Sunrun’s Financial Advisor”, “The Merger – Certain Sunrun Unaudited Prospective Financial Information” and “Risk Factors – Risks Relating to the Merger” in such joint proxy statement/prospectus.

[signature page to follow]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Credit Suisse Securities (USA) LLC

[Signature Page to Consent of Credit Suisse]